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                                                                     EXHIBIT 11
                                  FURON COMPANY

                       Computation of Net Income Per Share

                                                        Three months ended             Nine months ended
                                                    -----------------------------------------------------------
                                                    November 1,      November 2,     November 1,    November 2,
                                                      1997              1996           1997             1996
--------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME PER SHARE

           Earnings:
               Net income                          $ 5,465,000      $ 4,055,000      $15,666,000      $12,508,000
                                                   ===========      ===========      ===========      ===========

           Shares:
               Weighted average number of
               common shares outstanding             8,962,353        8,881,450        8,948,367        8,874,382

               Shares issuable from assumed
               exercise of stock options               475,189          257,672          377,716          250,153
                                                   -----------      -----------      -----------      -----------

               Average shares as adjusted            9,437,542        9,139,122        9,326,083        9,124,535
                                                   ===========      ===========      ===========      ===========

Primary net income per share                       $      0.58      $      0.44      $      1.68      $      1.37
                                                   ===========      ===========      ===========      ===========

FULLY DILUTED NET INCOME PER SHARE

           Earnings:
               Net income                          $ 5,465,000      $ 4,055,000      $15,666,000      $12,508,000
                                                   ===========      ===========      ===========      ===========

           Shares:
               Weighted average number of
               common shares outstanding             8,962,353        8,881,450        8,948,367        8,874,382

               Shares issuable from assumed
               exercise of stock options               485,340          257,711          497,466          250,920
                                                   -----------      -----------      -----------      -----------

               Average shares as adjusted for
               full dilution                         9,447,693        9,139,161        9,445,833        9,125,302
                                                   ===========      ===========      ===========      ===========

Fully diluted net income per share                 $      0.58      $      0.44      $      1.66      $      1.37
                                                   ===========      ===========      ===========      ===========

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